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                                                                    EXHIBIT 10.6

                        EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made as of July 1, 1996 (the "Execution Date") by and between Inktomi Corporation, a California corporation (the "Company"), and David Peterschmidt (the "Executive").

     1.   Position and Duties. The Company hereby hires the Executive and the
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Executive hereby accepts employment as President and Chief Executive Officer of the Company. The Executive will commence employment with the Company as soon as practicable following the date of this Agreement, but in no event later than July 15, 1996 (the "Employment Date"). The Executive will, to the best of his ability during his employment, devote his full time and best efforts to the performance of the duties and functions of the positions of President and Chief Executive Officer of the Company, and in the performance of those duties, will comply with the policies of the Company and the direction of the board of directors. In addition to the foregoing, Executive shall be appointed as a director of the Company and serve as Chairman of the Board of Directors.

     2.   Compensation
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          (a)  Salary. The Company agrees to pay the Executive and the Executive
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agrees to accepts as compensation for his services, a monthly base salary of
$12,500.00 ($150,000.00 per annum) payable in accordance with the Company's standard payroll policy and beginning as of the Employment Date. The first and last payment by the Company to the Executive shall be prorated, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period. At least annually, the board of directors will consider increases in Executive's annual rate of salary in light of the Executive's individual performance and other relevant factors.

          (b)  Benefits. During his employment hereunder, the Executive will be
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entitled to participate in the employee benefit plans maintained by the Company to the full extent provided for under those plans.

          (c)  Expenses. The Company will pay or reimburse Executive for
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reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. Executive shall furnish the Company with evidence of the incurrence of such expenses within a reasonable period of time from the date that they were incurred.

         (d)   Stock Option. Subject to applicable securities laws and approval
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by the Company's board of directors, the Company will grant to the Executive an option ("Option") to purchase 1,475,300 shares (equal to nine percent of all shares of Common Stock and Preferred Stock outstanding on the Execution Date, assumes consummation of the pending two for one forward stock split of the Company's Common Stock and Preferred Stock) of the Company's Common Stock pursuant to the Company's 1996 Equity Incentive Plan (the "Plan"). The exercise price of the option shall be the fair market value of the Company's Common Stock as determined by the Company's board of directors on the date of grant (estimated to be $2.50 per share, post forward stock split). The Option will become exercisable, subject
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to continued employment by the Company, in accordance with the following schedule: 1/48 of the shares subject to the Option shall become vested and exercisable one month following the Employment Date and an additional 1/48 of the shares shall become vested and exercisable at the end of each full month thereafter, until all shares are exercisable, provided however that all of such shares shall become earlier vested and exercisable upon the earlier to occur of
(i) the closing of an initial public offering of the Company's securities that results in conversion of all outstanding shares of the Company's Preferred Stock into Common Stock and (ii) the closing of a reorganization or merger of the Company with or into any other corporation or entity, or a sale of all or substantially all of the assets of the Company, in which transaction the Company's shareholders immediately prior to such transaction own immediately after such transaction less than 50% of the voting securities of the surviving corporation (or its parent).

     3.   Full Attention: Company Visibility.
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          (a)  Full Attention. The Executive agrees to devote his full working
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time, attention and energies to the performance of his duties with the Company.
The Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other company, partnership or organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder.

          (b)  Company Visibility. The Executive will, as part of his duties as
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an employee of the Company, actively seek such opportunities and undertake such activities so as to promote high visibility and a positive image of the Company. Any fees, payments, stipends or other similar compensation paid to or on behalf of the Executive for such activities shall be promptly paid by the Executive to the Company.

     4.   Proprietary Information Agreement. Concurrent with the execution of
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this Agreement, the Executive will enter into the Company's standard Proprietary
Information Agreement attached as Exhibit A.

     5.   At-Will Employment. Executive and the Company understand and
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acknowledge that Executive's employment with the Company constitutes "at-will"
employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option of either the Company or the Executive.

     6.   Non-Compete.
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          (a)  Non-Compete Obligations. Upon any termination of Executive's
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employment with the Company, the Company may elect, but shall not be obligated, to continue to pay to Executive his then current base salary in accordance with the Company's standard payroll policy for a period of up to twelve months following termination of employment. If the Company so elects, and for so long as the Company continues to make such payments, the Executive will not, as an employee, agent, consultant or advisor, or in any other capacity, directly or indirectly:

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               (1)  participate in or engage in the design, development,
manufacture, production, marketing, licensing, sale or servicing of any product, or the provision of any service, that is similar to or competitive with any product manufactured, produced, marketed, licenses or sold by the Company or that was under active development by the Company at the time of termination of employment in the United States; or

               (2) induce or attempt to induce any person who at the time of such inducement is an employee of the Company to perform work or services for any other person or entity.

          (b)  Limitations. If any restriction set forth in Section 6(a) is held
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by a court of competent jurisdiction to be unenforceable with respect to one or more geographic areas, lines of business and/or months of duration, then Executive agrees, and hereby submits, to the reduction and limitation of such restriction to the minimal effect necessary so that the provisions of Section 6(a) shall be enforceable.

     7.   Conflicting Agreements. The Executive represents and warrants that he
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is free to enter into this Agreement and that there are no employment contracts or restrictive covenants preventing full performance of his duties hereunder.

     8.   Withholding. All amounts payable to the Executive under this Agreement
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shall be subject to applicable withholding by the Company for taxes payable by the Executive.

     9.   Miscellaneous.
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          (a)  Assignment. This Agreement is predicated upon the unique
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abilities and personal relationship of the Executive and the Company.
Accordingly, neither the Company nor the Executive may assign this Agreement or any rights hereunder without the express written consent of the other.

          (b)  Entire Agreement: Amendment. This Agreement contains the entire
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agreement of the parties, and may not be changed orally, but only by a subsequent writing signed by the party against whom enforcement of such change is sought.

          (c)  Prior Agreements: Waiver. This Agreement supersedes any and all
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prior discussions or agreements between the parties, whether oral or in writing, related to the subject matter hereof. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

          (d)  Severability. Without in any way limiting the provisions of
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Section 6(b), in case one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but such provisions shall be deemed deleted and such deletion shall not affect the validity of any other provision of this Agreement.

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          (e)  Governing Law.  This Agreement shall governed by and construed
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according to the internal laws of the State of California. The federal and state courts of the state of California shall have exclusive jurisdiction to adjudicate any dispute rising out of this Agreement.

          (f)  Counterparts.  This Agreement may be signed in counterparts which
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together will constitute one instrument.

          (g)  Board of Directors.  On or shortly following the Employment Date,
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it is expected that the Company will have a board of directors consisting of five members (one of which will be Executive as set forth above). Executive and the current board of directors of the Company will work together in good faith to arrange the composition of the board of directors in a mutually acceptable manner. In this connection, it is expected that the board of directors will consist of two inside directors (one of which will be Executive as set forth above) and three outside directors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

INKTOMI CORPORATION                     DAVID PETERSCHMDT


By: [SIGNATURE ILLEGIBLE]               By: [SIGNATURE ILLEGIBLE]
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Title: Chief Executive Officer          Title: ________________________________
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